TRICO MARINE SERVICES, INC.

                  NOTICE OF GUARANTEED DELIVERY
                 OF 8 1/2% SENIOR NOTES, SERIES E
                            DUE 2005



     As set forth in the Prospectus dated _____________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Trico Marine Services, Inc. (the "Issuer") and certain of its subsidiaries under "The Exchange Offer -- Terms of the Exchange Offer -- Procedures for Tendering Old Notes" and in the Letter of Transmittal for Offer to Exchange 8 1/2% Senior Notes due 2005, Series F (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the
Exchange   Offer   (as  defined  below)   of   the   Issuer   if:
(i) certificates for the above-referenced Notes (the "Old Notes") are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below)
on or prior to the Expiration Date (as defined in the Letter of Transmittal) or (iii) the procedures for book-entry transfer
cannot  be  completed on or prior to the Expiration  Date.   Such
form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.


 To: Chase Bank of Texas National Association (the "Exchange Agent")


       For Delivery by Mail:       For Overnight Delivery
                                           Only:
        Chase Bank of Texas
        National Association        Chase Bank of Texas
      Corporate Trust Services      National Association
           P. O. Box 2320         Corporate Trust Services
      Dallas, Texas 75221-2320     1201 Main Street, 18th
         Attn:  Frank Ivins                Floor
                                    Dallas, Texas 75202
                                     Attn:  Frank Ivins


   By Facsimile Transmission (for eligible institutions only):

                         (214) 672-5746

                       To Confirm Receipt:

                         (214) 672-5125
                               or
                         (800) 275-2048



DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR NUMBER OTHER THAN
THOSE SHOWN ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE VALID
DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

     The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on ______________, 1998, unless extended by the Issuer. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


               DESCRIPTION OF OLD NOTES TENDERED

    Certificate       Aggregate Principal        Principal
Number(s) (if known)   Amount Represented          Amount
  of Old Notes or              by                 Tendered
 Account Number at         Old Notes
   the Book-Entry
      Facility







                                    Total:


                    Please Sign and Complete


Signature(s):                    Name(s):

Address:                         Capacity (full title), if
                                 signing in a representative
               (Zip Code)        capacity:
Area Code and Telephone
Number:
                                 Taxpayer Identification or
Dated:                           Social Security Number:




                     GUARANTEE OF DELIVERY

     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, (b) that such tender of the above-described securities complies with Rule 10b-4, and (c) that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three Nasdaq National Market trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.


                                   ______________________________
                                           (Name of Firm)


                                   Sign here:____________________
                                        (Authorized Signature)


                                   Name:_________________________
                                        (Please type or print)


                                   _______________________________
                                   (Area  Code and Telephone Number)


                                   ______________________________



Dated:__________________,  1998    ______________________________
                                   Address               Zip Code